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                                 EXHIBIT 23.3
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                     [On letterhead of JMP Financial, Inc.]


                                                                December 8, 1997
Board of Directors
Mooresville Savings Bank, SSB
347 North Main Street
Mooresville, NC 28115

Dear Sirs:

     We hereby consent to the use of our firm's name in the applications for conversion of Mooresville Savings, SSB, Mooresville, North Carolina, and any amendments thereto, filed with the Division of Savings Institutions, North Carolina Department of Commerce (the "Division"), and the Federal Deposit Insurance Corporation, in the Form S-1 Registration Statement, and any amendments thereto, in the Form S-8 Registration Statement, and any amendments thereto, and in the Acquisition Application and the Holding Company Application of Coddle Creek Financial Corp., as filed with the Division and the Federal Reserve Board, respectively. We also hereby consent to the inclusion of, a summary of, and references to our appraisal report, including updates, and our opinion concerning subscription rights in such filings including the Prospectus of Coddle Creek Financial Corp., and the Proxy Statement of Mooresville Savings, SSB.

                                       Sincerely,

                                       /s/ JMP Financial, Inc.

                                       JMP Financial, Inc.